UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2013

BAR HARBOR BANKSHARES

(Exact name of registrant as specified in its charter)

Maine (State or other jurisdiction of incorporation)	001-13349 (Commission File Number)	01-0393663 (IRS Employer Identification No.)

P.O. Box 400, 82 Main Street, Bar Harbor, ME (Address of principal executive offices)	04609-0400 (Zip code)

Registrant’s telephone number, including area code:  (207) 288-3314

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.	Page 3

Signatures	Page 3

Item 5.02.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

 (b) Bar Harbor Bankshares (the "Company, "we," "us" or "our") previously disclosed in our Form 8-K, Item 5.02, filed with the Commission on May 17, 2013 (our "Prior Filing"), the planned retirement of our President and CEO, Joseph M. Murphy, effective as of August 9, 2013. The purpose of this current report on Form 8-K is to confirm the occurrence of Mr. Murphy's retirement as our President and CEO on August 9, 2013 as set forth in our Prior Filing.

(c) We are also pleased to confirm the appointment of Mr. Curtis C. Simard as our new President and CEO effective on August 10, 2013 as disclosed in our Prior Filing. The terms and conditions of Mr. Simard's appointment as our new President and CEO, including his employment agreement, are set forth in our Prior Filing under Item 5.02(c),(d) and (e) and incorporated herein by reference thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAR HARBOR BANKSHARES (Registrant)

By:	/s/ Gerald Shencavitz
Name: Gerald Shencavitz
Title: Executive Vice President and Chief Financial Officer

Date:  August 14, 2013